As filed with the Securities and Exchange Commission on March 28, 2022

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1069060
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1260 Red Fox Road, Arden Hills, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2015 Equity Incentive Plan, as amended
(Full title of the plan)

Scott Longval, President and Chief Executive Officer

IntriCon Corporation

1260 Red Fox Road, Arden Hills, MN 55112

(Name and address of agent for service)

(651) 636-9770

(Telephone number, including area code, of agent for service)

Copy to:

Francis E. Dehel

Melissa Palat Murawsky

Blank Rome LLP

One Logan Square, 18th & Cherry Streets

Philadelphia, PA 19103

Telephone: (215) 569-5500

Facsimile: (215) 832-5532

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement: This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 500,000 shares of its common stock which, pursuant to an amendment to the Registrant’s Amended and Restated 2015 Equity Incentive Plan (the “Plan”), are issuable upon the grant, exercise or vesting of awards under the Plan. These 500,000 shares are in addition to the (i) 500,214 shares of the Registrant’s common stock which were previously registered pursuant to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-204123) filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2015, and (ii) 1,020,538 shares of the Registrant’s common stock which were previously registered by the Registrant and as to which the Registrant filed with the SEC a Post-Effective Amendment No. 1 to the Registrant’s Registration Statements on Form S-8 (Commission File Nos. 333- 134256, 333-168586 and 333-181160) on July 26, 2018 (the Registration Statements listed in (i) and (ii) collectively referred to as the “Prior Registration Statements”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
5.1	Opinion of Blank Rome LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).
99.1	IntriCon Corporation Amended and Restated 2015 Equity Incentive Plan (incorporated by reference from Appendix A to the Company’s proxy statement filed with the SEC on March 22, 2021).
107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 28, 2022.

INTRICON CORPORATION

By:	/s/ Scott Longval
Scott Longval
President and Chief Executive Officer

Each of the undersigned officers and directors of the Company hereby constitutes and appoints Scott Longval and Annalee Lutgen, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Nicholas A. Giordano	Director	March 28, 2022
Nicholas A. Giordano

/s/ Mark S. Gorder	Director	March 28, 2022
Mark S. Gorder

/s/ Raymond O. Huggenberger	Director	March 28, 2022
Raymond O. Huggenberger

/s/ Kathleen P. Pepski	Director	March 28, 2022
Kathleen P. Pepski

/s/ Heather D. Rider	Director	March 28, 2022
Heather D. Rider

/s/ Philip I. Smith	Director	March 28, 2022
Philip I. Smith

/s/ Scott Longval	President and Chief Executive Officer (Principal Executive Officer) and Director	March 28, 2022
Scott Longval

/s/ Annalee Lutgen	Interim Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 28, 2022
Annalee Lutgen